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                                                                   EXHIBIT 10.18

                                   AGREEMENT

     This agreement, made and entered into this 18th day of November, 1993, by and between Edgar C. Mulzer, an individual residing in Tell City, Indiana, hereinafter referred to as Mulzer; and the Thermwood Corporation, an Indiana corporation having its principal place of business in Dale, Indiana, hereinafter referred to as Thermwood,

     WITNESSETH THAT:

     WHEREAS, on or about the 13th day of February, 1987, Mulzer and Thermwood entered into a certain lease agreement, a copy of which is attached hereto and made a part hereof, designated Exhibit A, hereinafter referred to as the Lease Agreement, with respect to which, as of the effective date of this agreement, Thermwood has been in arrears in lease payments in the amount of $122,491.36 and is obligated to future lease payments in the amount of $1,608,628.95, for an aggregate lease payment obligation in the amount of $1,731,120.31, hereinafter referred to as the Lease Obligation; and

     WHEREAS, on or about the 1st day of July, 1990, Thermwood executed and delivered to Mulzer a certain promissory note in the amount of $250,000.00, a copy of which is attached hereto and made a part hereof, designated Exhibit B, with respect to which, as of the effective date of this agreement, Thermwood has been in arrears in interest payments in the amount of $13,970.92 and is obligated to future principal payments in the amount of $169,218.06, for an aggregate principal and interest payment obligation in the amount of $183,188.98, hereinafter referred to as the 1990 Promissory Note

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Obligation; and

     WHEREAS, on or about the 25th day of September, 1992, Thermwood executed and delivered to the Dale State Bank of Dale, Indiana, a certain promissory note in the amount of $1,500,000.00, a copy of which is attached hereto and made a part hereof, designated Exhibit C, the entire right, title and interest to and in which was sold, transferred and assigned to Mulzer on the 10th day of June, 1993 and with respect to which, as of the effective date of this agreement, Thermwood has been in arrears in interest payments in the amount of $23,010.63 and is obligated to future principal payments in the amount of $1,499,800.00, for an aggregate principal and interest payment obligation in the amount of $1,522,810.63, hereinafter referred to as the 1992 Promissory Note Obligation, and

     WHEREAS, the parties hereto are desirous of entering into a restructuring arrangement providing for the forgiveness by Mulzer of said Lease Obligation, 1990 Promissory Note Obligation and 1992 Promissory Note Obligation of Thermwood in the total amount of $3,437,119.92, hereinafter collectively referred to as the Total Thermwood Obligation, in consideration of the issuance and grant by Thermwood to Mulzer of certain securities of Thermwood, under the following terms and conditions.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

     1. Forgiveness of Thermwood Obligations. Mulzer shall and hereby does release, remise and forever discharge Thermwood from

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said Total Thermwood obligation, in the total amount of $3,437,119.92, as of the effective date of this agreement. All other terms and conditions of said Lease Agreement shall remain in full force and effect.

     2. ISSUANCE OF SECURITIES. In consideration of the release, remise and discharge provided for in Paragraph 1 hereof, within Ten (10) days of the effective date of this agreement, Thermwood shall issue and grant to Mulzer One Million (1,000,000) shares of Series A Preferred Stock of Thermwood, the rights, preferences and restrictions of which are set forth in a resolution of the Board of Directors of Thermwood duly held on November 18, 1993, a certified copy of which is attached hereto and made a part hereof, designated Exhibit D.

     3. REPRESENTATIONS AND WARRANTIES OF THERMWOOD. Thermwood hereby represents and warrants to Mulzer as follows:

     a) Thermwood is a corporation duly organized and existing under the laws of the state of Indiana and is in good standing under such laws;

     b) Thermwood has requisite corporate power to own the properties owned by it and to conduct business as being conducted by it;

     c) Thermwood has all requisite power to enter into this agreement and to carry out and perform its obligations under the terms of this agreement;

     d) all corporate action on the part of Thermwood, its directors and shareholders necessary for the authorization, execution, delivery and performance by Thermwood of this agreement

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and the consummation of the transactions contemplated therein, and for the authorization, issuance and delivery of said shares of Series A Preferred Stock of Thermwood has been taken as of the effective date of this agreement;

     e) this agreement is a valid and binding obligation of Thermwood and enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and other laws of general application;

     f) the execution, delivery and performance by Thermwood of this agreement and compliance therewith, and the issuance and delivery of said shares of Series A Preferred Stock of Thermwood will not result in any violation of and will not conflict with or result in a breach of any of the terms of or constitute a default under any provision of any state or federal law to which Thermwood is subject, Thermwood's articles of incorporation, as amended, or by-laws, as amended, or any mortgage, indenture, agreement, instrument, judgment, decree, order, rule or regulation or other restriction to which Thermwood is a party or by which it is bound, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of Thermwood pursuant to any such term;

     g) no present shareholder of Thermwood has any preemptive rights or right of first refusal by reason of the issuance of the shares of said Series A Preferred Stock of Thermwood;

     h) said shares of Series A Preferred Stock of Thermwood when issued in compliance with the provisions of this agreement will be validly issued, fully paid and nonassessable, and will be free of

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any liens or encumbrances except as herein provided;

     i) no consent, approval, qualification, order or authorization of, or filing with any governmental authority, including the Securities Commissioner of the state of Indiana, is required in connection with the Company's execution, delivery or performance of this agreement, or the issuance or delivery of said shares of Series A Preferred Stock of Thermwood, or the consummation of any other transaction contemplated on the part of Thermwood hereby; and

     j) subject in part to the truth and accuracy of Mulzer's representations as set forth in this agreement, the issuance and delivery of said shares of Series A Preferred Stock of Thermwood as contemplated by this agreement are exempt from the registration requirements of the Securities Act of 1933, hereinafter referred to as the Securities Act.

     4. Representations and Warranties of Mulzer. Mulzer represents and warrants to Thermwood as follows:

     a) Mulzer is experienced in the evaluating and investing in high technology companies such as Thermwood;

     b) Mulzer is acquiring said shares of Series A Preferred Stock of Thermwood hereunder for investment for his own account and not with the view to, or for resale in connection with, any distribution thereof, and Mulzer understands that said shares of Series A Preferred Stock of Thermwood as provided hereunder have not been registered under the Securities Act by reason of specified exemption from the registration provisions of the Securities Act, which depends upon, among other things, the bona fide nature of


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Mulzer's investment intent as expressed herein;
     c) Mulzer acknowledges that said shares of Series A Preferred Stock of Thermwood issued and delivered under this agreement must be held indefinitely unless they are subsequently registered under the Securities Act or any exemption from such registration is available, and Mulzer has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions and that such rule may not become available for resale of such shares; and
     d) Mulzer, who is a director of Thermwood, has received, reviewed and signed in his capacity as a director, all of Thermwood's filings with the Securities and Exchange Commission, including but not limited to SEC Form 10-K for the fiscal year ending July 31, 1993, has had an opportunity to discuss Thermwood's business, management and financial affairs with Thermwood's management, has had an opportunity to review all other documents and things necessary to make an informed decision and is aware, among other things, of the tenuous financial condition of Thermwood.
     5. Restrictions on Transferability. The shares of Series A Preferred Stock of Thermwood issued and delivered pursuant to this agreement shall not be transferable except as provided for under this agreement, and Mulzer shall cause any proposed transferee of such securities to agree to receive and hold such securities subject to the provisions and upon the conditions specified in this

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agreement.

     6. Restrictive Legend. Each certificate representing said shares of Series A Preferred Stock of Thermwood, unless otherwise permitted or unless the securities evidenced by such certificate shall have been registered under the Securities Act, shall be stamped or otherwise imprinted with a legend in the following form, in addition to any legend required under any applicable state securities law:

      THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAW. THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

Upon request of a holder of record of such certificate, Thermwood shall remove the foregoing legend from the certificate or issue to such holder a new certificate therefor free of any transfer legend, if, with such request, Thermwood shall have received either the opinion referred to in sub-section (a) of Paragraph 7 hereof or the "No Action" letter referred to in sub-section (b) of Paragraph 7 hereof to the effect that any transfer by such holder of the securities evidenced by such certificate will not violate the Securities Act and applicable state security laws.

     7. Notice of Proposed Transfers. Prior to any proposed transfer of any securities issued and delivered by Thermwood under this agreement, unless such securities have been registered pursuant to the Securities Act, the holder thereof shall give written notice of such holder's intention to effect such transfer.



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Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and except in transactions in compliance with Rule 144, shall be accompanied by either (a) a written opinion of legal counsel who shall be reasonably satisfactory to Thermwood, addressed to Thermwood and reasonably satisfactory in form and substance to Thermwood's counsel, to the effect that the proposed transfer of the securities may be effected without registration under the Securities act, or (b) a "No Action" letter from the Securities and Exchange Commission to the effect that the distribution of such securities without registration will not result in a recommendation by the staff of the Securities and Exchange Commission that action be taken with respect thereto, whereupon the holder of such securities shall be entitled to transfer such securities in accordance with the terms of the notice delivered by the holder to Thermwood. Each certificate evidencing the securities transferred as hereinabove provided shall bear the appropriate restrictive legend as set forth in Paragraph 6 hereof, except that such certificate shall not bear such restrictive legend if the opinion of counsel or a "No Action" letter referred to above is to the further effect that such legend is not required in order to establish compliance with any provisions of the Securities Act.

     8. Finders Fee or Brokerage Commission. Each party hereto represents and warrants to the other that no finders fee or brokerage commission is payable with respect to any transaction contemplated by this agreement.

     9. Notice. All notices and other communications require or permitted hereunder shall be in writing and shall be mailed by

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first class, postage pre-paid, or delivered either by hand or by messenger, at the following addresses:

     As to Mulzer:

     Edgar C. Mulzer
     401 10th Street
     Tell City, Indiana 47586

     As to Thermwood:

     Kenneth J. Susnjara, President
     Thermwood Corporation
     P.O. Box 436
     Dale, Indiana 47523

     10. Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall enure to the benefit of and be binding upon the heirs, successors and assigns of the parties hereto.

     11. Entire Agreement. Except as otherwise provided for herein, this agreement and the other documents delivered pursuant thereto constitute the full and entire understanding and agreement between the parties hereto with regard to the subjects hereof and thereof. Neither this agreement or any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by the parties hereto.

     12. Governing Law. This agreement shall be interpreted under and governed by the laws of the state of Indiana.

     13. Counterparts. This agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     14. Effective Date. The effective date of this agreement shall be the 1st day of December, 1993.


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     IN WITNESS WHEREOF, Mulzer has caused this agreement to be signed and sealed and Thermwood has caused this agreement to be signed by its proper officers hereunto duly authorized on the date hereinabove set forth.

WITNESS:


/s/ illegible                     /s/ Edgar C. Mulzer
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                                  Edgar C. Mulzer


Attest:                           Thermwood Corporation


/s/ illegible                     /s/ Kenneth J. Susnjara
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                                  Kenneth J. Susnjara, President